J.P. Morgan Securities Inc.

110 records

Subgroup 2-1: 4.5% Pass-Thru

Summary Statistics

Number of Receivables: 110

Aggregate Contributed Balance: $19,545,766.09

Range of Contributed Balance: $14,965.11 to $879,046.07

Aggregate Original Balance: $46,561,818

Range of Original Balances: $58,000.00 to $1,500,000.00

Average Original Balance: $423,289

Weighted Average Coupon: 4.944%

Range of Coupons: 4.50% to 5.13%

Weighted Average Stated Original Term: 179.66 months

Range of Stated Original Term: 156 months to 180 months

Weighted Average Seasoning: 20.73 months

Range of Seasoning: 19 months to 27 months

Weighted Average Subject Original LTV: 61.58%

Weighted Average Original Combined LTV: 66.92%

Percent Purchase: 63.9%

Percent Cash-Out Refinance: 3.0%

Percent Full-Alt Documentation: 48.5%

Percent Owner Occupied: 93.6%

Percent Single Family: 98.3%

Percent Conforming Balance: 23.3%

Percent Balloons: 0.0%

Percent Prepayment Penalties: 0.0%

Weighted Average FICO Score: 760.1

Top 5 States: CA(26%),NY(8%),TX(8%),NJ(6%),PA(5%)

Servicer	Number of Receivables	Contributed Principal Balance	% of Aggregate Contribctuted Principal Balance	Aggregate Original Balance	Average Original Balance	Weighted Average Coupon	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Seasoning	Weighted Average Original LTV	Percent Full-Alt Doc	Percent Owner Occupied	FICO Score	Interest Only
Citizens Bank	110	19,545,766.09	100.00	46,561,818	423,289	4.944	179.7	158.9	20.7	61.58	48.5	93.6 760.1	760.1	0.0
Total:	110	19,545,766.09	100.00	46,561,818	423,289	4.944	179.7	158.9	20.7	61.58	48.5	93.6 760.1	760.1	0.0

The depositor has filed a registration statement (including a prospectus) with the SEC SEC File No. for JPMAC: 333-127020 for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. The attached information may contain certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the depositor, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE DEPOSITOR IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES. Copyright 2005 JPMorgan Chase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

Originator	Number of Receivables	Contributed Principal Balance	% of Aggregate Contributed Principal Balance	Aggregate Original Balance	Average Original Balance	Weighted Average Coupon	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Seasoning	Weighted Average Original LTV	Percent Full-Alt Doc	Percent Owner Occupied	FICO Score	Interest Only
Citizens Bank	110	19,545,766.09	100.00	46,561,818	423,289	4.944	179.7	158.9	20.7	61.58	48.5	93.6	760.1	0.0
Total:	110	19,545,766.09	100.00	46,561,818	423,289	4.944	179.7	158.9	20.7	61.58	48.5	93.6	760.1	0.0

Product	Number of Receivables	Contributed Principal Balance	% of Aggregate Contributed Principal Balance	Aggregate Original Balance	Average Original Balance	Weighted Average Coupon	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Seasoning	Weighted Average Original LTV	Percent Full-Alt Doc	Percent Owner Occupied	FICO Score	Interest Only
Fixed - 15 Year	110	19,545,766.09	100.00	46,561,818	423,289	4.944	179.7	158.9	20.7	61.58	48.5	93.6	760.1	0.0
Total:	110	19,545,766.09	100.00	46,561,818	423,289	4.944	179.7	158.9	20.7	61.58	48.5	93.6	760.1	0.0

Stated Original Term	Number of Receivables	Contributed Principal Balance	% of Aggregate Contributed Principal Balance	Aggregate Original Balance	Average Original Balance	Weighted Average Coupon	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Seasoning	Weighted Average Original LTV	Percent Full-Alt Doc	Percent Owner Occupied	FICO Score	Interest Only
145 to 156 169 to 180	2 108	276,945.97 19,268,820.12	1.42 98.58	1,240,000 45,321,818	620,000 419,646	5.125 4.941	156.0 180.0	133.7 159.3	22.3 20.7	43.44 61.84	0.0 49.2	100.0 93.5	776.9 759.9	0.0 0.0
Total:	110	19,545,766.09	100.00	46,561,818	423,289	4.944	179.7	158.9	20.7	61.58	48.5	93.6	760.1	0.0

Minimum: 156

Maximum: 180

Weighted Average: 179.7

The depositor has filed a registration statement (including a prospectus) with the SEC SEC File No. for JPMAC: 333-127020 for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. The attached information may contain certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the depositor, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE DEPOSITOR IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES. Copyright 2005 JPMorgan Chase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

Seasoning	Number of Receivables	Contnbuted Principal Balance	% of Aggcıegate Contnbuted Principal Balance	Aggcegate Origůıal Balance	Aveıage Original Balance	Weighted Aveıage Coupon	Weiglıted Aveıage Stated Original TeØ	Weiglıteå Aveıage Stated Remaining Term	Weighted Aveıage Seasoning	Weighted Aveıage Original LTV	Peıcent Full-Alt Doc	Percent Owner Occupied	FICO Score	lnterest Only
19to 21 22 to 24 25 to 27	98 7 5	16,501,180.Ø 1,789,008.45 1,255,577.20	84.42 9.15 6.42	39,017,868 4,543,600 3,000,350	398,142 649,086 600,070	4.933 5.019 4.973	179.8 178.4 180.0	159.8 154.6 153.9	20.0 23.8 26.1	63.30 47.65 58.91	43.1 62.0 100.0	92.4 100.0 100.0	760.4 778.0 731.8	0.0 0.0 0.0
Total:	110	19,545,766.09	100.00	46,561,818	423,289	4.9Ø	179.7	158.9	20.7	61.58	48.5	93.6	760.1	0.0
Minimuın: 19 Maıdmuın: 27 Weighted Average: 20.7

			% of				Weiglıted	Weiglıteå
			Aggcıegate				Aveıage	Aveıage		Weighted
First Payment	Number of	Contnbuted Principal	Contnbuted Principal	Aggcegate Origůıal	Aveıage Original	Weighted Aveıage	Stated Original	Stated Remaining	Weighted Aveıage	Aveıage Original	Peıcent Full-Alt	Percent Owner	FICO	lnterest
Date	Receivables	Balance	Balance	Balance	Balance	Coupon	TeØ	Term	Seasoning	LTV	Doc	Occupied	Score	Only
2004-OS	2	416,061.74	2.13	1,272,350	636,175	5.041	180.0	153.0	27.0	69.86	100.0	100.0	764.7	0.0
2004-06	1	511,705.58	2.62	761,000	761,000	4.875	180.0	154.0	26.0	54.36	100.0	100.0	682.0	0.0
2004-07	2	327,809.88	1.68	967,000	483,500	5.038	180.0	155.0	25.0	52.11	100.0	100.0	767.8	0.0
2004-08	5	1,374,281.05	7.03	3,632,000	726,400	5.024	177.9	153.9	24.0	42.24	80.7	100.0	780.2	0.0
2004-09	2	414,727.40	2.12	911,600	455,800	5.000	180.0	157.0	23.0	65.57	0.0	100.0	770.8	0.0
2004-11	16	2,096,058.29	10.72	5,800,000	362,500	5.003	178.2	157.2	21.0	71.14	55.1	94.5	752.3	0.0
2004-12	72	12,130,754.14	62.06	29,174,618	405,203	4.945	180.0	160.0	20.0	60.37	38.6	90.7	759.0	0.0
2005-01	10	2,274,368.02	11.64	4,043,250	404,325	4.807	180.0	161.0	19.0	71.68	56.2	100.0	774.9	0.0
Total:	110	19,545,766.09	100.00	46,561,818	423,289	4.9Ø	179.7	158.9	20.7	61.58	48.5	93.6	760.1	0.0
Minimıım• 2004-OS-O1 MaY+mnm; 2005-01-01
	Weiglıted Aveıage: 2004-11-09

The depositor has filed a registration statement (including a prospectus) with the SEC SEC File No. for JPMAC: 333-127020 for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. The attached information may contain certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the depositor, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE DEPOSITOR IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES. Copyright 2005 JPMorgan Chase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

Maturity Date	Number of Receivables	Contributed Principal Balance	% of Aggregate Contributed Principal Balance	Aggregate Original Balance	Average Original Balance	Weighted Average Coupon	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Seasoning	Weighted Average Original LTV	Percent Full-Alt Doc	Percent Owner Occupied	FICO Score	Interest Only
2017-07	1	118,715.38	0.61	536,000	536,000	5.125	156.0	132.0	24.0	54.42	0.0	100.0	798.0	0.0
2017-10	1	158,230.59	0.81	704,000	704,000	5.125	156.0	135.0	21.0	35.20	0.0	100.0	761.0	0.0
2019-04	2	416,061.74	2.13	1,272,350	636,175	5.041	180.0	153.0	27.0	69.86	100.0	100.0	764.7	0.0
2019-05	1	511,705.58	2.62	761,000	761,000	4.875	180.0	154.0	26.0	54.36	100.0	100.0	682.0	0.0
2019-06	2	327,809.88	1.68	967,000	483,500	5.038	180.0	155.0	25.0	52.11	100.0	100.0	767.8	0.0
2019-07	4	1,255,565.68	6.42	3,096,000	774,000	5.015	180.0	156.0	24.0	41.09	88.3	100.0	778.5	0.0
2019-08	2	414,727.40	2.12	911,600	455,800	5.000	180.0	157.0	23.0	65.57	0.0	100.0	770.8	0.0
2019-10	15	1,937,827.69	9.91	5,096,000	339,733	4.993	180.0	159.0	21.0	74.07	59.6	94.1	751.6	0.0
2019-11	72	12,130,754.14	62.06	29,174,618	405,203	4.945	180.0	160.0	20.0	60.37	38.6	90.7	759.0	0.0
2019-12	10	2,274,368.02	11.64	4,043,250	404,325	4.807	180.0	161.0	19.0	71.68	56.2	100.0	774.9	0.0
Total:	110	19,545,766.09	100.00	46,561,818	423,289	4.944	179.7	158.9	20.7	61.58	48.5	93.6	760.1	0.0

Minimum: 2017-07-01

Maximum: 2019-12-01

Weighted Average: 2019-09-29

			% of				Weighted	Weighted
			Aggregate				Average	Average		Weighted
Current Rates (%)	Number of Receivables	Contributed Principal Balance	Contributed Principal Balance	Aggregate Original Balance	Average Original Balance	Weighted Average Coupon	Stated Original Term	Stated Remaining Term	Weighted Average Seasoning	Average Original LTV	Percent Full-Alt Doc	Percent Owner Occupied	FICO Score	Interest Only
4.251 to 4.500	3	669,230.40	3.42	767,750	255,917	4.500	180.0	160.9	19.1	77.80	76.6	100.0	805.9	0.0
4.501 to 4.750	9	3,152,471.37	16.13	3,551,250	394,583	4.750	180.0	160.1	19.9	62.66	46.2	72.1	760.5	0.0
4.751 to 5.000	49	10,736,206.06	54.93	20,221,620	412,686	4.944	180.0	158.9	21.1	59.67	49.9	97.6	758.0	0.0
5.001 to 5.250	49	4,987,858.26	25.52	22,021,198	449,412	5.125	178.7	158.1	20.6	62.85	43.1	97.7	758.3	0.0
Total:	110	19,545,766.09	100.00	46,561,818	423,289	4.944	179.7	158.9	20.7	61.58	48.5	93.6	760.1	0.0

Minimum: 4.5000

Maximum: 5.1250

Weighted Average: 4.9438

The depositor has filed a registration statement (including a prospectus) with the SEC SEC File No. for JPMAC: 333-127020 for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. The attached information may contain certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the depositor, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE DEPOSITOR IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES. Copyright 2005 JPMorgan Chase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

			% of				Weighted	Weighted
			Aggregate				Average	Average		Weighted
Conforming Balance	Number of Receivables	Contributed Principal Balance	Contributed Principal Balance	Aggregate Original Balance	Average Original Balance	Weighted Average Coupon	Stated Original Term	Stated Remaining Term	Weighted Average Seasoning	Average Original LTV	Percent Full-Alt Doc	Percent Owner Occupied	FICO Score	Interest Only
Jumbo	58	14,986,793.75	76.68	35,876,972	618,568	4.947	179.6	158.6	20.9	60.51	62.6	91.7	756.2	0.0
Conforming	52	4,558,972.34	23.32	10,684,846	205,478	4.932	180.0	160.0	20.0	65.11	1.9	100.0	773.3	0.0
Total:	110	19,545,766.09	100.00	46,561,818	423,289	4.944	179.7	158.9	20.7	61.58	48.5	93.6	760.1	0.0

The depositor has filed a registration statement (including a prospectus) with the SEC SEC File No. for JPMAC: 333-127020 for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. The attached information may contain certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the depositor, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE DEPOSITOR IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES. Copyright 2005 JPMorgan Chase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

Original Principal Balance ($)	Number of Receivables	Contributed Principal Balance	% of Aggregate Contributed Principal Balance	Aggregate Original Balance	Average Original Balance	Weighted Average Coupon	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Seasoning	Weighted Average Original LTV	Percent Full-Alt Doc	Percent Owner Occupied	FICO Score	Interest Only
40,001 to 60,000	1	26,741.88	0.14	58,000	58,000	5.000	180.0	160.0	20.0	32.22	0.0	100.0	641.0	0.0
60,001 to 80,000	5	186,315.69	0.95	345,950	69,190	4.793	180.0	159.7	20.3	57.93	0.0	100.0	785.3	0.0
80,001 to 100,000	1	82,168.61	0.42	89,250	89,250	4.750	180.0	160.0	20.0	30.78	0.0	100.0	794.0	0.0
100,001 to 120,000	8	437,332.50	2.24	865,311	108,164	4.834	180.0	160.2	19.8	66.30	0.0	100.0	795.3	0.0
120,001 to 140,000	3	232,522.82	1.19	400,000	133,333	4.851	180.0	159.5	20.5	57.05	0.0	100.0	769.9	0.0
140,001 to 160,000	6	651,024.65	3.33	893,620	148,937	4.848	180.0	160.2	19.8	55.56	0.0	100.0	788.7	0.0
160,001 to 180,000	5	319,540.53	1.63	878,100	175,620	5.031	180.0	160.0	20.0	76.97	0.0	100.0	774.8	0.0
180,001 to 200,000	3	219,043.50	1.12	564,000	188,000	4.969	180.0	159.8	20.2	76.95	0.0	100.0	809.3	0.0
200,001 to 220,000	1	133,967.38	0.69	202,000	202,000	4.875	180.0	160.0	20.0	80.00	0.0	100.0	740.0	0.0
220,001 to 240,000	2	133,284.74	0.68	462,900	231,450	5.000	180.0	160.0	20.0	75.51	0.0	100.0	795.8	0.0
240,001 to 260,000	1	168,553.92	0.86	245,000	245,000	4.875	180.0	159.0	21.0	79.03	0.0	100.0	788.0	0.0
260,001 to 280,000	2	320,016.86	1.64	555,000	277,500	4.822	180.0	160.8	19.2	73.96	0.0	100.0	771.1	0.0
300,001 to 320,000	2	288,057.69	1.47	628,000	314,000	4.938	180.0	159.7	20.3	61.91	0.0	100.0	776.4	0.0
320,001 to 340,000	2	221,793.16	1.13	650,000	325,000	5.042	180.0	160.0	20.0	54.68	0.0	100.0	699.3	0.0
360,001 to 380,000	5	595,843.70	3.05	1,854,900	370,980	5.016	180.0	159.9	20.1	75.21	0.0	100.0	766.3	0.0
380,001 to 400,000	4	449,058.92	2.30	1,584,515	396,129	5.075	180.0	160.2	19.8	54.04	19.4	100.0	759.3	0.0
400,001 to 420,000	2	191,028.67	0.98	828,300	414,150	5.125	180.0	160.0	20.0	67.28	0.0	100.0	767.3	0.0
420,001 to 440,000	5	1,052,033.04	5.38	2,121,700	424,340	4.900	180.0	159.5	20.5	62.02	0.0	100.0	788.6	0.0
440,001 to 460,000	5	821,923.56	4.21	2,254,000	450,800	5.031	180.0	158.2	21.8	66.91	62.0	100.0	771.1	0.0
460,001 to 480,000	3	426,965.73	2.18	1,414,000	471,333	5.063	180.0	160.0	20.0	65.95	75.2	100.0	749.7	0.0
480,001 to 500,000	7	1,104,305.81	5.65	3,466,600	495,229	5.022	180.0	159.6	20.4	64.66	0.0	89.6	780.7	0.0
500,001 to 520,000	2	460,368.44	2.36	1,021,000	510,500	5.000	180.0	157.5	22.5	61.28	49.5	100.0	770.3	0.0
520,001 to 540,000	2	238,799.22	1.22	1,056,480	528,240	5.125	168.1	146.1	22.0	60.61	0.0	100.0	792.5	0.0
540,001 to 560,000	4	762,138.07	3.90	2,211,500	552,875	5.042	180.0	160.0	20.0	66.62	33.5	66.8	786.6	0.0
560,001 to 580,000	1	402,585.17	2.06	580,000	580,000	4.875	180.0	161.0	19.0	59.18	100.0	100.0	697.0	0.0
580,001 to 600,000	4	1,198,793.11	6.13	2,374,362	593,591	4.800	180.0	160.7	19.3	69.76	88.6	100.0	796.3	0.0
600,001 to 620,000	1	142,491.11	0.73	617,600	617,600	5.125	180.0	160.0	20.0	80.00	100.0	100.0	791.0	0.0
620,001 to 640,000	4	1,145,320.81	5.86	2,514,400	628,600	4.905	180.0	158.2	21.8	78.05	100.0	100.0	701.9	0.0
640,001 to 660,000	5	1,301,763.21	6.66	3,236,000	647,200	4.958	180.0	158.5	21.5	62.88	54.5	100.0	751.9	0.0
700,001 to 720,000	2	323,193.53	1.65	1,419,000	709,500	5.125	168.2	147.8	20.5	46.25	51.0	100.0	762.5	0.0
740,001 to 760,000	1	634,303.05	3.25	746,000	746,000	4.750	180.0	160.0	20.0	62.95	0.0	100.0	729.0	0.0
760,001 to 780,000	1	511,705.58	2.62	761,000	761,000	4.875	180.0	154.0	26.0	54.36	100.0	100.0	682.0	0.0
780,001 to 800,000	1	181,113.18	0.93	785,000	785,000	5.125	180.0	160.0	20.0	69.16	100.0	100.0	724.0	0.0
800,001 to 820,000	2	548,655.77	2.81	1,614,230	807,115	5.042	180.0	160.0	20.0	47.34	100.0	100.0	759.9	0.0
820,001 to 840,000	1	384,545.85	1.97	838,100	838,100	5.000	180.0	159.0	21.0	75.00	100.0	100.0	689.0	0.0
920,001 to 940,000	1	426,949.61	2.18	926,000	926,000	5.000	180.0	160.0	20.0	25.37	0.0	100.0	715.0	0.0
980,001 to 1,000,000	4	2,475,440.90	12.66	4,000,000	1,000,000	4.876	180.0	158.5	21.5	47.83	100.0	64.5	762.0	0.0
1,400,001 to 1,500,000	1	346,076.17	1.77	1,500,000	1,500,000	5.125	180.0	160.0	20.0	50.00	100.0	100.0	792.0	0.0
Total:	110	19,545,766.09	100.00	46,561,818	423,289	4.944	179.7	158.9	20.7	61.58	48.5	93.6	760.1	0.0

Minimum: 58,000.00

Maximum: 1,500,000.00

Average:  423,289.25

Total: 46,561,818.00

The depositor has filed a registration statement (including a prospectus) with the SEC SEC File No. for JPMAC: 333-127020 for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. The attached information may contain certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the depositor, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE DEPOSITOR IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES. Copyright 2005 JPMorgan Chase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

Contributed Principal Balance ($)	Number of Receivables	Contributed Principal Balance	% of Aggregate Contributed Principal Balance	Aggregate Original Balance	Average Original Balance	Weighted Average Coupon	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Seasoning	Weighted Average Original LTV	Percent Full-Alt Doc	Percent Owner Occupied	FICO Score	Interest Only
0.01 to 20,000.00	2	32,537.83	0.17	141,400	70,700	5.125	180.0	159.5	20.5	36.05	0.0	100.0	796.0	0.0
20,000.01 to 40,000.00	7	196,591.23	1.01	930,461	132,923	5.090	180.0	159.7	20.3	63.31	0.0	100.0	753.3	0.0
40,000.01 to 60,000.00	7	309,786.65	1.58	887,850	126,836	5.013	180.0	159.7	20.3	68.24	0.0	100.0	787.8	0.0
60,000.01 to 80,000.00	7	506,932.85	2.59	1,449,500	207,071	4.971	180.0	159.9	20.1	57.52	0.0	100.0	767.9	0.0
80,000.01 to 100,000.00	19	1,717,619.98	8.79	6,085,135	320,270	5.025	180.0	159.8	20.2	63.69	10.9	100.0	761.8	0.0
100,000.01 to 120,000.00	14	1,525,566.42	7.81	4,850,900	346,493	5.013	178.1	157.8	20.3	57.23	7.1	92.5	795.4	0.0
120,000.01 to 140,000.00	8	1,058,214.01	5.41	3,423,242	427,905	5.012	180.0	159.1	20.9	72.53	37.2	100.0	769.0	0.0
140,000.01 to 160,000.00	7	1,033,124.04	5.29	4,206,650	600,950	5.107	176.3	155.5	20.9	67.23	56.3	100.0	718.7	0.0
160,000.01 to 180,000.00	2	333,516.86	1.71	960,000	480,000	4.999	180.0	159.5	20.5	68.05	49.5	100.0	776.1	0.0
180,000.01 to 200,000.00	4	743,571.20	3.80	2,419,230	604,808	5.062	180.0	159.2	20.8	56.10	49.3	100.0	734.9	0.0
200,000.01 to 220,000.00	6	1,264,439.12	6.47	2,606,600	434,433	4.979	180.0	158.7	21.3	67.79	49.2	100.0	761.4	0.0
220,000.01 to 240,000.00	2	460,368.44	2.36	1,021,000	510,500	5.000	180.0	157.5	22.5	61.28	49.5	100.0	770.3	0.0
240,000.01 to 260,000.00	4	1,025,164.09	5.24	1,754,700	438,675	4.905	180.0	160.3	19.7	70.05	0.0	75.3	793.5	0.0
260,000.01 to 280,000.00	3	827,631.86	4.23	1,817,350	605,783	5.000	180.0	158.0	22.0	62.47	100.0	100.0	795.9	0.0
280,000.01 to 300,000.00	1	291,415.85	1.49	421,700	421,700	4.875	180.0	160.0	20.0	60.24	0.0	100.0	775.0	0.0
340,000.01 to 360,000.00	2	689,661.73	3.53	1,995,000	997,500	5.000	180.0	160.5	19.5	63.32	50.2	100.0	784.5	0.0
360,000.01 to 380,000.00	2	735,864.23	3.76	1,234,000	617,000	4.873	180.0	160.0	20.0	58.17	49.3	100.0	804.2	0.0
380,000.01 to 400,000.00	1	384,545.85	1.97	838,100	838,100	5.000	180.0	159.0	21.0	75.00	100.0	100.0	689.0	0.0
400,000.01 to 420,000.00	1	402,585.17	2.06	580,000	580,000	4.875	180.0	161.0	19.0	59.18	100.0	100.0	697.0	0.0
420,000.01 to 440,000.00	2	847,822.82	4.34	1,570,000	785,000	4.938	180.0	159.5	20.5	52.49	49.6	100.0	755.7	0.0
440,000.01 to 460,000.00	3	1,351,762.93	6.92	2,646,000	882,000	4.959	180.0	157.3	22.7	40.62	67.0	100.0	758.2	0.0
500,000.01 to 520,000.00	2	1,024,470.67	5.24	1,349,000	674,500	4.687	180.0	157.5	22.5	67.19	100.0	100.0	746.6	0.0
560,000.01 to 580,000.00	1	578,173.06	2.96	628,000	628,000	4.750	180.0	160.0	20.0	80.00	100.0	100.0	691.0	0.0
620,000.01 to 640,000.00	1	634,303.05	3.25	746,000	746,000	4.750	180.0	160.0	20.0	62.95	0.0	100.0	729.0	0.0
680,000.01 to 700,000.00	1	691,050.13	3.54	1,000,000	1,000,000	4.875	180.0	160.0	20.0	60.79	100.0	100.0	729.0	0.0
860,000.01 to 880,000.00	1	879,046.07	4.50	1,000,000	1,000,000	4.750	180.0	160.0	20.0	47.62	100.0	0.0	770.0	0.0
Total:	110	19,545,766.09	100.00	46,561,818	423,289	4.944	179.7	158.9	20.7	61.58	48.5	93.6	760.1	0.0

Minimum: 14,965.11

Maximum: 879,046.07

Average: 177,688.78

The depositor has filed a registration statement (including a prospectus) with the SEC SEC File No. for JPMAC: 333-127020 for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. The attached information may contain certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the depositor, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE DEPOSITOR IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES. Copyright 2005 JPMorgan Chase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

Number Original Subject of Loan-to-Value Ratio (%) Receivables		Contributed Principal Balance	% of Aggregate Contributed Principal Balance	Aggregate Original Balance	Average Original Balance	Weighted Average Coupon	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Seasoning	Weighted Average Original LTV	Percent Full-Alt Doc	Percent Owner Occupied	FICO Score	Interest Only
20.01 to 25.00	1	74,948.61	0.38	325,000	325,000	5.125	180.0	160.0	20.0	20.31	0.0	100.0	747.0	0.0
25.01 to 30.00	4	996,876.07	5.10	2,146,500	536,625	4.990	180.0	158.2	21.8	26.93	45.4	100.0	740.0	0.0
30.01 to 35.00	4	314,431.94	1.61	697,250	174,313	4.887	180.0	160.0	20.0	32.13	0.0	100.0	787.1	0.0
35.01 to 40.00	5	914,713.08	4.68	2,534,000	506,800	5.022	175.8	155.7	20.2	35.98	51.6	100.0	776.5	0.0
40.01 to 45.00	2	252,109.30	1.29	622,000	311,000	5.012	180.0	155.4	24.6	42.18	90.4	100.0	794.1	0.0
45.01 to 50.00	14	3,500,554.36	17.91	7,933,900	566,707	4.931	180.0	159.1	20.9	47.76	55.8	71.6	777.1	0.0
50.01 to 55.00	5	1,044,924.31	5.35	2,668,000	533,600	4.978	177.3	153.2	24.1	53.19	68.5	100.0	727.0	0.0
55.01 to 60.00	10	1,303,455.04	6.67	3,894,200	389,420	4.992	180.0	160.3	19.7	57.97	50.2	100.0	759.6	0.0
60.01 to 65.00	11	2,369,246.30	12.12	4,192,600	381,145	4.876	180.0	160.0	20.0	62.17	29.2	100.0	746.8	0.0
65.01 to 70.00	10	1,365,720.59	6.99	4,687,825	468,783	5.068	180.0	159.5	20.5	69.09	57.1	81.4	770.8	0.0
70.01 to 75.00	9	1,378,552.07	7.05	3,687,900	409,767	5.024	180.0	158.0	22.0	73.21	70.7	100.0	724.9	0.0
75.01 to 80.00	34	5,936,271.86	30.37	13,064,893	384,262	4.899	180.0	159.9	20.1	79.64	43.0	100.0	765.1	0.0
80.01 to 85.00	1	93,962.58	0.48	107,750	107,750	4.500	180.0	161.0	19.0	84.84	0.0	100.0	773.0	0.0
Total:	110	19,545,766.09	100.00	46,561,818	423,289	4.944	179.7	158.9	20.7	61.58	48.5	93.6	760.1	0.0

Minimum: 20.31

Maximum: 84.84

Weighted Average by Original Balance: 61.30

Weighted Average by Current Balance: 61.58

PMI Company (LTV > 80	Number of Receivables	Contributed Principal Balance	% of Aggregate Contributed Principal Balance	Aggregate Original Balance	Average Original Balance	Weighted Average Coupon	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Seasoning	Weighted Average Original LTV	Percent Full-Alt Doc	Percent Owner Occupied	FICO Score	Interest Only
General Electric	1	93,962.58	100.00	107,750	107,750	4.500	180.0	161.0	19.0	84.84	0.0	100.0	773.0	0.0
Total:	1	93,962.58	100.00	107,750	107,750	4.500	180.0	161.0	19.0	84.84	0.0	100.0	773.0	0.0

The depositor has filed a registration statement (including a prospectus) with the SEC SEC File No. for JPMAC: 333-127020 for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. The attached information may contain certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the depositor, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE DEPOSITOR IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES. Copyright 2005 JPMorgan Chase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

FICO Score	Number of Receivables	Contributed Principal Balance	% of Aggregate Contributed Principal Balance	Aggregate Original Balance	Average Original Balance	Weighted Average Coupon	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Seasoning	Weighted Average Original LTV	Percent Full-Alt Doc	Percent Owner Occupied	FICO Score	Interest Only
<= 620	1	145,818.98	0.75	640,000	640,000	5.125	180.0	160.0	20.0	80.00	100.0	100.0	618.0	0.0
621 to 645	2	87,821.55	0.45	333,000	166,500	5.087	180.0	160.0	20.0	43.42	0.0	100.0	640.3	0.0
646 to 670	1	86,551.78	0.44	380,000	380,000	5.125	180.0	160.0	20.0	63.33	0.0	100.0	667.0	0.0
671 to 695	5	1,764,619.25	9.03	3,176,150	635,230	4.892	180.0	158.0	22.0	70.83	91.7	100.0	686.8	0.0
696 to 720	10	2,236,673.29	11.44	5,710,092	571,009	4.990	180.0	160.0	20.0	55.96	47.0	100.0	706.6	0.0
721 to 745	11	2,394,939.56	12.25	4,794,450	435,859	4.905	180.0	159.8	20.2	64.77	50.3	100.0	730.9	0.0
746 to 770	15	3,031,393.02	15.51	7,447,200	496,480	4.953	178.7	157.3	21.4	53.63	60.7	71.0	760.0	0.0
771 to 795	31	4,539,329.14	23.22	11,991,326	386,817	4.983	180.0	159.2	20.8	60.61	31.8	100.0	785.1	0.0
796 to 820	34	5,258,619.54	26.90	12,089,600	355,576	4.910	179.5	159.1	20.4	64.61	41.3	93.0	806.9	0.0
Total:	110	19,545,766.09	100.00	46,561,818	423,289	4.944	179.7	158.9	20.7	61.58	48.5	93.6	760.1	0.0
Minimum: 618 Maximum: 817 Weighted Average: 760.1

Occupancy	Number of Receivables	Contributed Principal Balance	% of Aggregate Contributed Principal Balance	Aggregate Original Balance	Average Original Balance	Weighted Average Coupon	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Seasoning	Weighted Average Original LTV	Percent Full-Alt Doc	Percent Owner Occupied	FICO Score	Interest Only
Primary Residence Second Home	107 3	18,298,507.98 1,247,258.11	93.62 6.38	44,512,318 2,049,500	416,003 683,167	4.951 4.835	179.6 180.0	158.9 159.9	20.8 20.1	62.22 52.27	47.0 70.5	100.0 0.0	758.8 780.5	0.0 0.0
Total:	110	19,545,766.09	100.00	46,561,818	423,289	4.944	179.7	158.9	20.7	61.58	48.5	93.6	760.1	0.0

Purpose	Number of Receivables	Contributed Principal Balance	% of Aggregate Contributed Principal Balance	Aggregate Original Balance	Average Original Balance	Weighted Average Coupon	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Seasoning	Weighted Average Original LTV	Percent Full-Alt Doc	Percent Owner Occupied	FICO Score	Interest Only
Purchase Rate/Term Refinance Cash-out Refinance	64 42 4	12,492,958.05 6,464,788.19 588,019.85	63.92 33.08 3.01	28,633,638 16,300,830 1,627,350	447,401 388,115 406,838	4.929 4.968 4.997	180.0 179.0 180.0	159.7 157.7 156.5	20.3 21.3 23.5	67.64 50.08 59.28	51.3 43.2 47.3	90.9 100.0 80.5	762.1 755.5 768.7	0.0 0.0 0.0
Total:	110	19,545,766.09	100.00	46,561,818	423,289	4.944	179.7	158.9	20.7	61.58	48.5	93.6	760.1	0.0

The depositor has filed a registration statement (including a prospectus) with the SEC SEC File No. for JPMAC: 333-127020 for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. The attached information may contain certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the depositor, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE DEPOSITOR IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES. Copyright 2005 JPMorgan Chase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

			% of				Weighted	Weighted
			Aggregate				Average	Average		Weighted
Property Type	Number of Receivables	Contributed Principal Balance	Contributed Principal Balance	Aggregate Original Balance	Average Original Balance	Weighted Average Coupon	Stated Original Term	Stated Remaining Term	Weighted Average Seasoning	Average Original LTV	Percent Full-Alt Doc	Percent Owner Occupied	FICO Score	Interest Only
Single Family Residence	108	19,214,130.31	98.30	45,551,818	421,776	4.942	179.7	159.0	20.7	61.58	47.6	93.5	760.2	0.0
Cooperative Units	1	203,798.75	1.04	450,000	450,000	5.000	180.0	156.0	24.0	50.56	100.0	100.0	770.0	0.0
Condo	1	127,837.03	0.65	560,000	560,000	5.125	180.0	160.0	20.0	80.00	100.0	100.0	743.0	0.0
Total:	110	19,545,766.09	100.00	46,561,818	423,289	4.90	179.7	158.9	20.7	61.58	48.5	93.6	760.1	0.0

			% of				Weighted	Weighted
			Aggregate				Average	Average		Weighted
Documentation Level	Number of Receivables	Contributed Principal Balance	Contributed Principal Balance	Aggregate Original Balance	Average Original Balance	Weighted Average Coupon	Stated Original Term	Stated Remaining Term	Weighted Average Seasoning	Average Original LTV	Percent Full-Alt Doc	Percent Owner Occupied	FICO Score	Interest Only
Full Documentation	32	9,474,918.97	48.48	21,963,330	686,354	4.936	180.0	158.7	21.3	61.34	100.0	90.7	751.0	0.0
Stated	64	7,800,255.79	39.91	18,527,588	289,494	4.900	179.1	159.0	20.2	59.52	0.0	95.3	764.2	0.0
NINA	14	2,270,591.33	11.62	6,070,900	433,636	4.974	180.0	159.7	20.3	69.66	0.0	100.0	784.4	0.0
Total:	110	19,545,766.09	100.00	46,561,818	423,289	4.90	179.7	158.9	20.7	61.58	48.5	93.6	760.1	0.0

The depositor has filed a registration statement (including a prospectus) with the SEC SEC File No. for JPMAC: 333-127020 for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. The attached information may contain certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the depositor, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments securities. THIS securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE DEPOSITOR IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATIRELATES. Copyright 2005 JPMorgan Chase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

			% of				Weighted	Weighted
			Aggregate				Average	Average		Weighted
Geographic Distribution	Number of	Contributed Principal	Contributed Principal	Aggregate Original	Average Original	Weighted Average	Stated Original	Stated Remaining	Weighted Average	Average Original	Percent Full-Alt	Percent Owner	FICO	Interest
by Balance	Receivables	Balance	Balance	Balance	Balance	Coupon	Term	Term	Seasoning	LTV	Doc	Occupied	Score	Only
California	21	5,059,616.91	25.89	11,552,577	550,123	4.913	179.4	159.5	19.9	56.69	33.2	100.0	759.9	0.0
New York	7	1,615,215.47	8.26	3,354,000	479,143	4.957	180.0	157.7	22.3	53.59	66.7	100.0	762.9	0.0
Texas	14	1,537,230.34	7.86	3,819,700	272,836	4.960	180.0	159.7	20.3	65.73	36.4	100.0	767.9	0.0
New Jersey	5	1,137,488.67	5.82	2,742,600	548,520	4.909	180.0	159.0	21.0	70.64	83.4	100.0	740.7	0.0
Pennsylvania	5	961,997.87	4.92	2,192,500	438,500	4.955	180.0	158.4	21.6	61.85	47.0	100.0	790.2	0.0
Nevada	1	879,046.07	4.50	1,000,000	1,000,000	4.750	180.0	160.0	20.0	47.62	100.0	0.0	770.0	0.0
Georgia	5	853,012.33	4.36	2,483,300	496,660	5.039	180.0	158.1	21.9	75.42	85.4	100.0	724.2	0.0
Virginia	2	834,400.34	4.27	1,624,050	812,025	4.918	180.0	159.8	20.2	64.09	100.0	100.0	722.8	0.0
Minnesota	4	699,332.77	3.58	2,456,000	614,000	5.076	174.6	154.6	20.0	63.01	65.3	100.0	777.2	0.0
Michigan	3	660,016.96	3.38	1,033,700	344,567	4.810	180.0	160.0	20.0	79.09	0.0	100.0	803.3	0.0
Kansas	1	511,705.58	2.62	761,000	761,000	4.875	180.0	154.0	26.0	54.36	100.0	100.0	682.0	0.0
Illinois	5	422,635.40	2.16	1,537,080	307,416	5.062	180.0	160.3	19.7	61.48	0.0	100.0	783.9	0.0
North Carolina	3	418,371.88	2.14	817,750	272,583	4.888	180.0	158.7	21.3	80.81	0.0	100.0	768.0	0.0
Maryland	1	363,105.87	1.86	810,000	810,000	5.000	180.0	160.0	20.0	35.76	100.0	100.0	792.0	0.0
Missouri	3	344,997.29	1.77	1,065,000	355,000	4.975	180.0	160.0	20.0	62.38	42.3	100.0	701.6	0.0
Wisconsin	3	319,814.07	1.64	591,500	197,167	4.925	180.0	159.9	20.1	66.02	0.0	100.0	796.7	0.0
Connecticut	2	294,333.49	1.51	890,000	445,000	5.048	180.0	160.0	20.0	43.27	0.0	100.0	746.4	0.0
Utah	3	282,110.67	1.44	720,500	240,167	5.022	180.0	159.8	20.2	75.54	0.0	100.0	749.3	0.0
Maine	1	277,978.56	1.42	622,350	622,350	5.000	180.0	153.0	27.0	71.95	100.0	100.0	773.0	0.0
Colorado	2	264,821.14	1.35	1,150,000	575,000	5.125	180.0	159.6	20.4	66.43	56.6	56.6	745.6	0.0
New Hampshire	1	253,357.27	1.30	549,500	549,500	5.000	180.0	160.0	20.0	70.00	0.0	0.0	810.0	0.0
Ohio	2	208,864.62	1.07	606,000	303,000	5.001	180.0	160.0	20.0	57.98	0.0	100.0	812.5	0.0
Massachusetts	2	186,172.51	0.95	816,000	408,000	5.125	180.0	160.5	19.5	63.00	0.0	100.0	744.5	0.0
Kentucky	1	185,549.91	0.95	804,230	804,230	5.125	180.0	160.0	20.0	70.00	100.0	100.0	697.0	0.0
Idaho	2	159,267.94	0.81	305,261	152,631	4.911	180.0	160.0	20.0	78.84	0.0	100.0	810.0	0.0
Washington	2	128,962.69	0.66	431,200	215,600	5.032	180.0	160.0	20.0	65.59	0.0	100.0	774.9	0.0
Tennessee	1	127,837.03	0.65	560,000	560,000	5.125	180.0	160.0	20.0	80.00	100.0	100.0	743.0	0.0
Oregon	2	113,868.14	0.58	208,020	104,010	4.908	180.0	160.0	20.0	75.67	0.0	100.0	775.1	0.0
West Virginia	1	100,351.65	0.51	109,000	109,000	4.750	180.0	160.0	20.0	57.37	0.0	100.0	806.0	0.0
Mississippi	1	99,820.06	0.51	450,000	450,000	5.125	180.0	155.0	25.0	74.75	100.0	100.0	708.0	0.0
Florida	1	99,467.44	0.51	144,000	144,000	4.875	180.0	160.0	20.0	26.18	0.0	100.0	789.0	0.0
Indiana	1	76,744.19	0.39	117,000	117,000	4.875	180.0	160.0	20.0	62.57	0.0	100.0	802.0	0.0
Nebraska	1	41,529.13	0.21	180,000	180,000	5.125	180.0	160.0	20.0	64.29	0.0	100.0	790.0	0.0
Wyoming	1	26,741.88	0.14	58,000	58,000	5.000	180.0	160.0	20.0	32.22	0.0	100.0	641.0	0.0
Total:	110	19,545,766.09	100.00	46,561,818	423,289	4.944	179.7	158.9	20.7	61.58	48.5	93.6	760.1	0.0
Number of States Represented: 34

The depositor has filed a registration statement (including a prospectus) with the SEC SEC File No. for JPMAC: 333-127020 for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. The attached information may contain certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the depositor, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE DEPOSITOR OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE DEPOSITOR IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES. Copyright 2005 JPMorgan Chase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

			% of				Weighted	Weighted
	Number	Contributed	Aggregate Contributed	Aggregate	Average	Weighted	Average Stated	Average Stated	Weighted	Weighted Average	Percent	Percent
Top 10 City	of	Principal	Principal	Original	Original	Average	Original	Remaining	Average	Original	Full-Alt	Owner	FICO	Interest
Concentrations	Receivables	Balance	Balance	Balance	Balance	Coupon	Term	Term	Seasoning	LTV	Doc	Occupied	Score	Only
Las Vegas NV	1	879,046.07	4.50	1,000,000	1,000,000	4.750	180.0	160.0	20.0	47.62	100.0	0.0	770.0	0.0
Moraga CA	2	849,003.39	4.34	1,226,000	613,000	4.875	180.0	160.5	19.5	52.07	47.4	100.0	706.5	0.0
Arlington VA	1	691,050.13	3.54	1,000,000	1,000,000	4.875	180.0	160.0	20.0	60.79	100.0	100.0	729.0	0.0
Half Moon Ba CA	1	634,303.05	3.25	746,000	746,000	4.750	180.0	160.0	20.0	62.95	0.0	100.0	729.0	0.0
Princeton NJ	1	578,173.06	2.96	628,000	628,000	4.750	180.0	160.0	20.0	80.00	100.0	100.0	691.0	0.0
San Clemente CA	1	512,765.10	2.62	588,000	588,000	4.500	180.0	161.0	19.0	80.00	100.0	100.0	811.0	0.0
Overland Par KS	1	511,705.58	2.62	761,000	761,000	4.875	180.0	154.0	26.0	54.36	100.0	100.0	682.0	0.0
Lloyd Harbor NY	1	452,886.31	2.32	1,000,000	1,000,000	5.000	180.0	156.0	24.0	28.57	100.0	100.0	750.0	0.0
Haverford PA	1	452,458.40	2.31	1,000,000	1,000,000	5.000	180.0	156.0	24.0	47.73	100.0	100.0	809.0	0.0
Beverly Hill CA	1	426,949.61	2.18	926,000	926,000	5.000	180.0	160.0	20.0	25.37	0.0	100.0	715.0	0.0
Other	99	13,557,425.41	69.36	37,686,818	380,675	4.995	179.5	158.9	20.6	64.56	36.8	97.3	770.0	0.0
Total:	110	19,545,766.09	100.00	46,561,818	423,289	4.944	179.7	158.9	20.7	61.58	48.5	93.6	760.1	0.0

			% of				Weighted	Weighted
Top 10 Zip Code Concentrations	Number of Receivables	Contributed Principal Balance	Aggregate Contributed Principal Balance	Aggregate Original Balance	Average Original Balance	Weighted Average Coupon	Average Stated Original Term	Average Stated Remaining Term	Weighted Average Seasoning	Weighted Average Original LTV	Percent Full-Alt Doc	Percent Owner Occupied	FICO Score	Interest Only
89113	1	879,046.07	4.50	1,000,000	1,000,000	4.750	180.0	160.0	20.0	47.62	100.0	0.0	770.0	0.0
94556	2	849,003.39	4.34	1,226,000	613,000	4.875	180.0	160.5	19.5	52.07	47.4	100.0	706.5	0.0
22201	1	691,050.13	3.54	1,000,000	1,000,000	4.875	180.0	160.0	20.0	60.79	100.0	100.0	729.0	0.0
94019	1	634,303.05	3.25	746,000	746,000	4.750	180.0	160.0	20.0	62.95	0.0	100.0	729.0	0.0
08540	1	578,173.06	2.96	628,000	628,000	4.750	180.0	160.0	20.0	80.00	100.0	100.0	691.0	0.0
92673	1	512,765.10	2.62	588,000	588,000	4.500	180.0	161.0	19.0	80.00	100.0	100.0	811.0	0.0
66223	1	511,705.58	2.62	761,000	761,000	4.875	180.0	154.0	26.0	54.36	100.0	100.0	682.0	0.0
11743	1	452,886.31	2.32	1,000,000	1,000,000	5.000	180.0	156.0	24.0	28.57	100.0	100.0	750.0	0.0
19041	1	452,458.40	2.31	1,000,000	1,000,000	5.000	180.0	156.0	24.0	47.73	100.0	100.0	809.0	0.0
90210	1	426,949.61	2.18	926,000	926,000	5.000	180.0	160.0	20.0	25.37	0.0	100.0	715.0	0.0
Other	99	13,557,425.41	69.36	37,686,818	380,675	4.995	179.5	158.9	20.6	64.56	36.8	97.3	770.0	0.0
Total:	110	19,545,766.09	100.00	46,561,818	423,289	4.944	179.7	158.9	20.7	61.58	48.5	93.6	760.1	0.0

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